SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2003

INTERSIL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Trade Zone Boulevard, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

(408) 945-1323

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On July 15, 2003, Intersil Corporation, a Delaware corporation, entered into an agreement to sell its Wireless Networking Product Group to GlobeSpanVirata Inc., a Delaware corporation, for a purchase price of $365 million in cash and common stock. Additionally, Intersil will retain the accounts receivable and accounts payable incurred by the product group prior to the closing. A copy of the press release issued by Intersil announcing this transaction is filed as an exhibit hereto, and is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERSIL CORPORATION

By:	/s/ Daniel J. Heneghan

Daniel J. Heneghan Vice President, Chief Financial Officer

Date: July 18, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Intersil Corporation on July 15, 2003